Exhibit 99.B(j)(1)

599 Lexington Avenue

New York, NY 10022-6069

+1.212.848.4000

VIA EDGAR

April 16, 2019

Victory Variable Insurance Funds

4900 Tiedeman Road, 4th Floor

Brooklyn, OH 44144

Post-Effective Amendment No. 46 — File Nos.: 811-08979; 333-62051

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 46 to the Registration Statement on Form N-1A of Victory Variable Insurance Funds (File No. 333-62051).

Very truly yours,

/s/ Shearman & Sterling LLP

Shearman & Sterling LLP

SHEARMAN.COM

Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners.